VERSO PAPER DEFERRED COMPENSATION PLAN

The CORPORATEplan for Retirement SM
EXECUTIVE Plan

BASIC PLAN DOCUMENT

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. The Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. The Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice or opinions in connection with this document. This document does not constitute legal or tax advice or opinions and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document must be reviewed by the Employer’s attorney prior to adoption.

CORPORATEplan for Retirement EXECUTIVE
BASIC PLAN DOCUMENT

ARTICLE 1
ADOPTION AGREEMENT	1

ARTICLE 2
DEFINITIONS	1

2.01 - Definitions	1

ARTICLE 3
PARTICIPATION	5

3.01 - Date of Participation	5
3.02 - Participation Following a Change in Status	5

ARTICLE 4
CONTRIBUTIONS	6

4.01 - Deferral Contributions	6
4.02 - Matching Contributions	7
4.03 - Employer Contributions	7
4.04 - Election Forms	7

ARTICLE 5
PARTICIPANTS’ ACCOUNTS	7

ARTICLE 6
INVESTMENT OF ACCOUNTS	8

6.01 - Manner of Investment	8
6.02 - Investment Decisions, Earnings and Expenses	8

ARTICLE 7
RIGHT TO BENEFITS	8

7.01 - Retirement	8
7.02 - Death	8
7.03 - Separation from Service	8
7.04 - Vesting after Partial Distribution	9
7.05 - Forfeitures	9
7.06 - Change in Control	9
7.07 - Disability	10
7.08 - Directors	10

ARTICLE 8
DISTRIBUTION OF BENEFITS	10

8.01 - Events Triggering and Form of Distributions	10
8.02 - Notice to Trustee	12
8.03 - Unforeseeable Emergency Withdrawals	12

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ARTICLE 9
AMENDMENT AND TERMINATION	12

9.01 - Amendment by Employer	12
9.02 - Termination	12

ARTICLE 10
MISCELLANEOUS	12

10.01 - Communication to Participants	12
10.02 - Limitation of Rights	12
10.03 - Nonalienability of Benefits	12
10.04 - Facility of Payment	13
10.05 – Plan Records	13
10.06 - USERRA	13
10.07 - Governing Law	13

ARTICLE 11
PLAN ADMINISTRATION	13

11.01 - Powers and Responsibilities of the Administrator	13
11.02 - Claims and Review Procedures	14

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PREAMBLE

It is the intention of the Employer to establish herein an unfunded plan maintained solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in ERISA. The Employer further intends that this Plan comply with Code section 409A, and the Plan is to be construed accordingly.

If the Employer has previously maintained the Plan described herein pursuant to a previously existing plan document or description, the Employer’s adoption of this Plan document is an amendment and complete restatement of, and supersedes, such previously existing document or description with respect to benefits accrued or to be paid on or after the effective date of this document (except to the extent expressly provided otherwise herein).

Article 1. Adoption Agreement.

Article 2. Definitions.

2.01.    Definitions.

(a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(1) “Account” means an account established on the books of the Employer for the purpose of recording amounts credited to a Participant and any income, expenses, gains, or losses attributable thereto.

(2)
“Active Participant” means a Participant who is eligible to accrue benefits under a plan (other than earnings on amounts previously deferred) within the 24-month period ending on the date the Participant becomes a Participant under Section 3.01. Notwithstanding the above, however, a Participant is not an Active Participant if he has been paid all amounts deferred under the plan, provided that he was, on and before the date of the last payment, ineligible to continue or to elect to continue to participate in the plan for periods after such last payment (other than through an election of a different time and form of payment with respect to the amounts paid).

(A)
For purposes of Section 4.01(d), as used in the first paragraph of the definition of “Active Participant” above, “plan” means an account balance plan (or portion thereof) of the Employer or a Related Employer subject to Code section 409A pursuant to which the Participant is eligible to accrue benefits only if the Participant elects to defer compensation thereunder, and the “date the Participant becomes a Participant under Section 3.01” refers only to the date the Participant becomes a Participant with respect to Deferral Contributions.

(B)
For purposes of Section 8.01(a)(2), as used in the first paragraph of the definition of “Active Participant” above, “plan” means an account balance plan (or portion thereof) of the Employer or a Related Employer subject to Code section 409A pursuant to which the Participant is eligible to accrue benefits without any election by the Participant to defer compensation thereunder, and the “date the Participant becomes a Participant under Section 3.01” refers only to the date the Participant becomes a Participant with respect to Matching or Employer Contributions.

(3)  “Administrator” means the Employer adopting this Plan (but excluding Related Employers) or other person designated by the Employer in Section 1.01(c).

(4)  “Adoption Agreement” means Article 1, under which the Employer establishes and adopts or amends the Plan and selects certain provisions of the Plan. The provisions of the Adoption Agreement are an integral part of the Plan.

(5)  “Beneficiary” means the person or persons entitled under Section 7.02 to receive benefits under the Plan upon the death of a Participant.

(6)  “Bonus” means any Performance-based Bonus or any Non-performance-based Bonus as listed and identified in the table in Section 1.05(a)(2) hereof.

(7)  “Change in Control” means a change in control with respect to the applicable corporation, as defined in 26 CFR section 1.409A-3(i)(5). For purposes of this definition “applicable corporation” means:

(A)	The corporation for which the Participant is performing services at the time of the change in control event;

(B)
The corporation(s) liable for payment hereunder (but only if either the accrued benefit hereunder is attributable to the performance of service by the Participant for such corporation(s) or there is a bona fide business purpose for such corporation(s) to be liable for such payment and, in either case, no significant purpose of making such corporation(s) liable for such benefit is the avoidance of Federal income tax); or

(C)
A corporate majority shareholder of one of the corporations described in (A) or (B) above or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (A) or (B) above.

(8)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(9)  “Compensation” means for purposes of Article 4:

(A)	If the Employer elects Section 1.04(a), such term as defined in such Section 1.04(a).

(B)
If the Employer elects Section 1.04(b), wages as defined in Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d) and 6051(a)(3), excluding any items elected by the Employer in Section 1.04(b), reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Employee under a salary reduction agreement by reason of the application of Code section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b). Compensation shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

(C)
If the Employer elects Section 1.04(c), any and all monetary remuneration paid to the Director by the Employer, including, but not limited to, meeting fees and annual retainers, and excluding items listed in Section 1.04(c).

For purposes of this Section 2.01(a)(9), Compensation shall also include amounts deferred pursuant to an election under Section 4.01.

(10)   “Deferral Contribution” means a hypothetical contribution credited to a Participant’s Account as the result of the Participant’s election to reduce his Compensation in exchange for such credit, as described in Section 4.01.

(11)   “Director” means a person, other than an Employee, who is elected or appointed as a member of the board of directors of the Employer, with respect to a corporation, or to an analogous position with respect to an entity that is not a corporation.

(12)   “Disability” is described in Section 1.07(a)(2).

(13)   “Employee” means any employee of the Employer.

(14)   “Employer” means the employer named in Section 1.02(a) and any Related Employers listed in Section 1.02(b).

(15)   “Employer Contribution” means a hypothetical contribution credited to a Participant’s Account under the Plan as a result of the Employer’s crediting of such amount, as described in Section 4.03.

(16)   “Employment Commencement Date” means the date on which the Employee commences employment with the Employer.

(17)   “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(18)   “Inactive Participant” means a Participant who is not an Employee or Director.

(19)   “Matching Contribution” means a hypothetical contribution credited to a Participant’s Account under the Plan as a result of the Employer’s crediting of such amount, as described in Section 4.02.

(20)   “Non-performance-based Bonus” means any Bonus listed under the column entitled “non-performance based” in Section 1.05(a)(2).

(21)   “Participant” means any Employee or Director who participates in the Plan in accordance with Article 3 (or formerly participated in the Plan and has an amount credited to his Account).

(22)   “Performance-based Bonus” means any Bonus listed under the column entitled “performance based” in Section 1.05(a)(2), which constitutes compensation, the amount of, or entitlement to, which is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months and which is further defined in 26 CFR section 1.409A-1(e).

(23)   “Permissible Investment” means the investments specified by the Employer as available for hypothetical investment of Accounts. The Permissible Investments under the Plan are listed in the Service Agreement, and the provisions of the Service Agreement listing the Permissible Investments are hereby incorporated herein.

(24)  “Plan” means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan, such establishment to be evidenced by the Employer’s execution of the Adoption Agreement, together with any and all amendments hereto.

(25)  “Related Employer” means any employer other than the Employer named in Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Code section 414(b)) or trades or businesses (whether or not incorporated) under common control (as defined in Code section 414(c)).

(26)  “Separation from Service” means the date the Participant retires or otherwise has a termination of employment (or a termination of the contract pursuant to which the Participant has provided services as a Director, for a Director Participant) with the Employer and all Related Employers, as further defined in 26 CFR section 1.409A-1(h); provided, however, that

(A)     For purposes of this paragraph (26), the definition of “Related Employer” shall be modified as follows:

(i)         In applying Code section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent” appears in Code section 1563(a)(1), (2) and (3); and

(ii)        In applying 26 CFR section 1.414(c)-2 for purposes of determining trades or business (whether or not incorporated) under common control for purposes of Code section 414(c), the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent” appears in 26 CFR section 1.414(c)-2.

(B)     In the event a Participant provides services to the Employer or a Related Employer as an Employee and a Director,

(i)         The Employee Participant’s services as a Director are not taken into account in determining whether the Participant has a Separation from Service as an Employee; and

(ii)        The Director Participant’s services as an Employee are not taken into account in determining whether the Participant has a Separation from Service as a Director provided that this Plan is not aggregated with a plan subject to Code section 409A in which the Director Participant participates as an employee of the Employer or a Related Employer or in which the Employee Participant participates as a director (or a similar position with respect to a non-corporate entity) of the Employer or a Related Employer, as applicable, pursuant to 26 CFR section 1.409A-1(c)(2)(ii).

(27)  “Service Agreement” means the agreement between the Employer and Trustee regarding the arrangement between the parties for recordkeeping services with respect to the Plan.

(28)  “Specified Employee,” (unless defined by the Employer in a separate writing, in which case such writing is hereby incorporated herein) means a Participant who meets the requirements in 26 CFR section 1.409A-1(i) applying the default definition components provided in such regulation (those that would apply absent elections, as described in 26 CFR section 1.409A-1(i)(8)), including an identification date of December 31. In the event that such default definition components are applicable, the Employer has elected Section 1.01(b)(2) and, immediately prior to the date in Section 1.01(b)(2), the Plan applied an identification date (the “prior date”) other than the December 31, the prior date shall continue to apply, and December 31 shall not apply, until the date that is 12 months after the date in Section 1.01(b)(2).

(29)  “Trust” means the trust created by the Employer, pursuant to the Trust agreement between the Employer and the Trustee, under which assets are held, administered, and managed, subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency, until paid to Participants and their Beneficiaries as specified in the Plan.

(30)  “Trust Fund” means the property held in the Trust by the Trustee.

(31)  “Trustee” means the individual(s) or entity appointed by the Employer under the Trust agreement.

(32)  “Unforeseeable Emergency” is as defined in 26 CFR section 1.409A-3(i)(3)(i).

(33)  “Year of Service” is as defined in Section 7.03(b) for purposes of the elapsed time method and in Section 7.03(c) for purposes of the class year method.

(b)   Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.

Article 3. Participation.

3.01.   Date of Participation. An Employee or Director becomes a Participant on the date such Employee’s or Director’s participation becomes effective (as described in Section 1.03).

3.02.   Participation following a Change in Status.

(a) If a Participant ceases to be an Employee or Director and thereafter resumes the same status he had as a Participant during his immediately previous participation in the Plan (as an Employee if previously a Participant as an Employee and as a Director if previously a Participant as a Director), he will again become a Participant immediately upon resumption of such status, provided, however, that if such Participant is a Director, he is an eligible Director upon resumption of such status (as defined in Section 1.03(b)), and provided, further, that if such Participant is an Employee, he is an eligible Employee upon resumption of such status (as defined in Section 1.03(a)). Deferral Contributions to such Participant’s Account thereafter, if any, shall be subject to (1) or (2) below.

(1) If the Participant resumes such status during a period for which such Participant had previously made a valid deferral election pursuant to Section 4.01, he shall immediately resume such Deferral Contributions. Deferral Contributions applicable to periods thereafter shall be made pursuant to the election and other rules described in Section 4.01.

(2) If the Participant resumes such status after the period described in the first sentence of paragraph (1) of this Section 3.02, any Deferral Contributions with respect to such Participant shall be made pursuant to the election and other rules described in Section 4.01.

(b) When an individual who is a Participant due to his status as an eligible Employee (as defined in Section 1.03(a)) continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee, the individual shall not receive an allocation of Matching or Employer Contributions for the period during which he is not an eligible Employee. Such Participant shall continue to make Deferral Contributions throughout the remainder of the applicable period (as described in Section 4.01) in which such change in status occurs, if, and as, applicable.

(c) When an individual who is a Participant due to his status as an eligible Director (as defined in Section 1.03(b)) continues his directorship with the Employer or a Related Employer but ceases to be an eligible Director, the individual shall not receive an allocation of Matching or Employer Contributions for the period during which he is not an eligible Director. Such Participant shall continue to make Deferral Contributions throughout the remainder of the applicable period (as described in Section 4.01) in which such change in status occurs, if, and as, applicable.

Article 4. Contributions.

4.01
Deferral Contributions. If elected by the Employer pursuant to Section 1.05(a) and/or 1.06(a), a Participant described in such applicable Section may elect to reduce his Compensation by a specified percentage or dollar amount. The Employer shall credit an amount to the Participant’s Account equal to the amount of such reduction. Except as otherwise provided in this Section 4.01, such election shall be effective to defer Compensation relating to all services performed in the calendar year beginning after the calendar year in which the Participant executes the election. Under no circumstances may a salary reduction agreement be adopted retroactively. If the Employer has elected to apply Section 1.05(a)(2), no amount will be deducted from Bonuses unless the Participant has made a separate deferral election applicable to such Bonuses. A Participant’s election to defer Compensation may be changed at any time before the last permissible date for making such election, at which time such election becomes irrevocable. Notwithstanding anything herein to the contrary, the conditions under which a Participant may make a deferral election as provided in the applicable salary reduction agreement are hereby incorporated herein and supersede any otherwise inconsistent Plan provision.

(a)
Performance Based Bonus. With respect to a Performance-based Bonus, a separate election made pursuant to Section 1.05(a)(2) will be effective to defer such Bonus if made no later than 6 months before the end of the period during which the services on which such Performance-based Bonus is based are performed.

(b)
Fiscal Year Bonus. With respect to a Bonus relating to a period of service coextensive with one or more consecutive fiscal years of the Employer, of which no amount is paid or payable during the service period, a separate election pursuant to Section 1.05(a)(2) will be effective to defer such Bonus if made no later than the close of the Employer’s fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Bonus is payable.

(c)	Cancellation of Salary Reduction Agreement.

(1)    The Administrator may cancel a Participant’s salary reduction agreement pursuant to the provisions of 26 CFR section 1.409A-3(j)(4)(viii) in connection with the Participant’s Unforeseeable Emergency. To the extent required pursuant to the application of 26 CFR section 1.401(k)-1(d)(3) (or any successor thereto), a Participant’s salary reduction agreement shall be automatically cancelled.

(2)    The Administrator may cancel a Participant’s salary reduction agreement pursuant to the provisions of 26 CFR section 1.409A-3(j)(4)(xii) in connection with the Participant’s disability. Such cancellation must occur by the later of the end of the Participant’s taxable year or the 15th day of the third month following the date the Participant incurs a disability. For purposes of this paragraph (2), a disability is any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

In no event may the Participant, directly or indirectly, elect such a cancellation. A cancellation pursuant to this subsection (c) shall apply only to Compensation not yet earned.

(d)
Initial Deferral Election. Notwithstanding the above, if the Participant is not an Active Participant, the Participant may make an election to defer Compensation within 30 days after the Participant becomes a Participant, which election shall be effective with respect to Compensation payable for services performed during the calendar year (or other deferral period described in (a) or (b) above, as applicable) and after the date of such election. For Compensation that is earned based upon a specified performance period (e.g., an annual bonus) an election pursuant to this subsection (d) will be effective to defer an amount equal to the total amount of the Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

4.02.  Matching Contributions. If so provided by the Employer in Section 1.05(b) and/or 1.06(b)(1), the Employer shall credit a Matching Contribution to the Account of each Participant entitled to such Matching Contribution. The amount of the Matching Contribution shall be determined in accordance with Section 1.05(b) and/or 1.06(b)(1), as applicable, provided, however, that the Matching Contributions credited to the Account of a Participant pursuant to Section 1.05(b)(2) shall be limited pursuant to (a) and (b) below:

(a)   The sum of Matching Contributions made on behalf of a Participant pursuant to Section 1.05(b)(2) for any calendar year and any other benefits the Participant accrues pursuant to another plan subject to Code section 409A as a result of such Participant’s action or inaction under a qualified plan with respect to elective deferrals and other employee pre-tax contributions subject to the contribution restrictions under Code section 401(a)(30) or 402(g) shall not result in an increase in the amounts deferred under all plans subject to Code section 409A in which the Participant participates in excess of the limit with respect to elective deferrals under Code section 402(g)(1)(A), (B) and (C) in effect for the calendar year in which such action or inaction occurs; and

(b)  The Matching Contributions made on behalf of a Participant pursuant to Section 1.05(b)(2) shall never exceed 100% of the matching amounts that would be provided under the qualified employer plan identified in Section 1.05(b)(2) absent any plan-based restrictions that reflect limits on qualified plan contributions under the Code.

4.03.   Employer Contributions. If so provided by the Employer in Section 1.05(c)(1) and/or 1.06(b)(2), the Employer shall make an Employer Contribution to be credited to the Account of each Participant entitled thereto in the amount provided in such Section(s). If so provided by the Employer in Section 1.05(c)(2) and/or 1.06(b)(3), the Employer may make an Employer Contribution to be credited to the Account maintained on behalf of any Participant in such an amount as the Employer, in its sole discretion, shall determine, subject to the provisions of the applicable Section.

4.04.   Election Forms. Notwithstanding anything herein to the contrary, the terms of an election form with respect to the conditions under which a Participant may make any election hereunder, as provided in such form (whether electronic or otherwise) are hereby incorporated herein and supersede any otherwise inconsistent Plan provision.

Article 5. Participants’ Accounts. The Administrator will maintain an Account for each Participant, reflecting hypothetical contributions credited to the Participant, along with hypothetical earnings, expenses, gains and losses, pursuant to the terms hereof. A hypothetical contribution shall be credited to the Account of a Participant on the date determined by the Employer and accepted by the Plan recordkeeper. The Administrator will maintain such other accounts and records as it deems appropriate to the discharge of its duties under the Plan.

Article 6. Investment of Accounts.

6.01.   Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in Permissible Investments.

6.02.   Investment Decisions, Earnings and Expenses. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both, in accordance with Section 1.09. All dividends, interest, gains, and distributions of any nature that would be earned on a Permissible Investment will be credited to the Account as though reinvested in additional shares of that Permissible Investment. Expenses that would be attributable to such investments shall be charged to the Account of the Participant.

Article 7. Right to Benefits.

7.01.   Retirement. If provided by the Employer in Section 1.08(e)(1), the Account of a Participant or an Inactive Participant who attains retirement eligibility prior to a Separation from Service will be 100% vested.

7.02.   Death. If provided by the Employer in Section 1.08(e)(2), the Account of a Participant or former Participant who dies before the distribution of his entire Account will be 100% vested, provided that at the time of his death he is earning Years of Service.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

A copy of the death certificate or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary’s estate.

A distribution to a Beneficiary of a Specified Employee is not considered to be a payment to a Specified Employee for purposes of Sections 1.07 and 8.01(e).

7.03.   Separation from Service.

(a)
General. If provided by the Employer in Section 1.08, and subject to Section 1.08(e)(2), if a Participant has a Separation from Service, he will be entitled to a benefit equal to (i) the vested percentage(s) of the value of the Matching and Employer Contributions credited to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) and methodology selected by the Employer in Section 1.08, and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain, or loss. The amount payable under this Section 7.03 will be distributed in accordance with Article 8.

(b)
Elapsed Time Vesting. Unless otherwise provided by the Employer in Section 1.08, vesting shall be determined based on the elapsed time method. For purposes of the elapsed time method, “Years of Service” means, with respect to any Participant or Inactive Participant, the number of whole years of his periods of service with the Employer and any Related Employers (as defined in Section 2.01(a)(26)(A)), subject to any exclusion elected by the Employer in Section 1.08(c). A Participant or Inactive Participant will receive credit for the aggregate of all time period(s) commencing with his Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 1.08(c). A Participant or Inactive Participant will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

A break in service is a period of severance of at least 12 consecutive months. A “period of severance” is a continuous period of time beginning on the date the Participant or Inactive Participant incurs a Separation from Service, or if earlier, the 12-month anniversary of the date on which the Participant or Inactive Participant was otherwise first absent from service.

Notwithstanding the above, the Employer shall comply with any service crediting rules to the extent required by applicable law.

(c)
Class Year Vesting. If provided by the Employer in Section 1.08, a Participant’s or Inactive Participant’s vested percentage in the Matching Contributions and/or Employer Contributions portion(s) of his Account shall be determined pursuant to the class year method. Pursuant to such method, amounts attributable to the applicable contribution types are assigned to “class years” established in the records of the Plan. Such class years are years (calendar or non-calendar) to which the contribution is assigned by the Administrator, as described in the Service Agreement between the Trustee and the Employer. The Participant’s or Inactive Participant’s vested percentage in amounts attributable to a particular contribution is determined from the beginning of the applicable class year to the date the Participant or Inactive Participant incurs a Separation from Service. For purposes of the class year method, a Participant or Inactive Participant is credited with a Year of Service on the first day of each such class year.

7.04.   Vesting after Partial Distribution. If a distribution from a Participant’s Account has been made to him at a time when his Account is less than 100% vested, the vesting schedule in Section 1.08 will thereafter apply only to amounts in his Account attributable to Matching Contributions and Employer Contributions credited after such distribution. The balance of his Account attributable to Matching Contributions and Employer Contributions immediately after such distribution will be subject to the following for the purpose of determining his interest therein.

At any relevant time prior to a forfeiture of any portion thereof under Section 7.05, a Participant’s nonforfeitable interest in the portion of his Account described in the sentence immediately above will be equal to P(AB + (RxD))-(RxD), where P is the nonforfeitable percentage at the relevant time determined under Section 1.08; AB is the account balance of such portion at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance of such portion at the relevant time to the account balance of such portion after distribution. Following a forfeiture of any portion of such portion under Section 7.05 below, any balance with respect to such portion will remain fully vested and nonforfeitable.

7.05.   Forfeitures. Once payments are to commence to a Participant or Inactive Participant hereunder, the portion of such Account subject to the same payment commencement date but not yet vested, if any, (determined by his vested percentage at such payment commencement date) will be forfeited by him.

7.06.   Change in Control. If the Employer has elected to apply Section 1.07(a)(3)(D), then, upon a Change in Control, notwithstanding any other provision of the Plan to the contrary, all Participant Accounts shall be 100% vested.

7.07.   Disability. If the Employer has elected to apply Section 1.08(e)(3), then, upon the date a Participant incurs a Disability, as defined in Section 1.07(a)(2), notwithstanding any other provision of the Plan to the contrary, all Accounts of such Participant shall be 100% vested.

7.08.   Directors. Notwithstanding any other provision of the Plan to the contrary, all Accounts of a Participant who is a Director shall be 100% vested at all times, including Accounts attributable to the Participant’s service as an Employee, if any.

Article 8.  Distribution of Benefits.

8.01 Events Triggering, and Form of, Distributions.

(a)
Events triggering the distribution of benefits and the form of such distributions are described in Section 1.07(a), pursuant to the Employer’s election and/or the Participant’s election, as applicable.

(1)
With respect to the form and time of distribution of amounts attributable to a Deferral Contribution, a Participant election must be made no later than the time by which the Participant must elect to make a Deferral Contribution, as described in Section 4.01.

(2)
With respect to the form and time of distribution of amounts attributable to Matching or Employer Contributions, a Participant election must be made no later than the time by which a Participant would be required to make a Deferral Contribution as described in Section 4.01 with respect to the calendar year for which the Matching and/or Employer Contributions are credited. For purposes of applying Section 4.01(d) “Active Participant” shall have the meaning assigned in Section 2.01(a)(2)(B).

(3)
Notwithstanding anything herein to the contrary, an election choosing a distribution trigger and payment method pursuant to Section 1.07(a)(1) will only be effective with respect to amounts attributable to contributions credited to the Participant’s Account for the calendar year (or other deferral period described in 4.01(a) or (b)) to which such election relates. Amounts attributable to contributions credited to a Participant’s account prior to the effective date of any new election will not be affected and will be paid in accordance with the otherwise applicable election.

(b)	If the Employer elects to permit a distribution election change pursuant to Section 1.07(b), then any such distribution election change must satisfy (1) through (3) below:

(1)	Such election may not take effect until at least 12 months after the date on which such election is made.

(2)
In the case of an election related to a payment not on account of Disability, death or the occurrence of an Unforeseeable Emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment payments, five years from the date the first amount was scheduled to be paid).

(3)
Any election related to a payment at a specified time or pursuant to a fixed schedule may not be made less than 12 months prior to the date the payment is scheduled to be paid (or in the case of installment payments, 12 months prior to the date the first amount was scheduled to be paid).

With respect to any initial distribution election, a Participant shall in no event be permitted to make more than one distribution election change.

(c)	A Participant’s entitlement to installments will not be treated as an entitlement to a series of separate payments.

(d)
If the Plan does not provide for Plan-level payment triggers pursuant to Section 1.07(a)(3), and the Participant does not designate in the manner prescribed by the Administrator the method of distribution, and/or the distribution trigger (if and as required), such method of distribution shall be a lump sum at Separation from Service.

(e)
Notwithstanding anything herein to the contrary, with respect to any Specified Employee, if the applicable payment trigger is Separation from Service, then payment shall not commence before the date that is six months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee, pursuant to Section 7.02). Payments to which a Specified Employee would otherwise be entitled during the first six months following the date of Separation from Service are delayed by six months.

(f)
Notwithstanding anything herein to the contrary, the Administrator may, in its discretion, automatically pay out a Participant’s vested Account in a lump sum, provided that such payment satisfies the requirements in (1) through (3) below:

(1)
Such payment results in the termination and liquidation of the entirety of the Participant’s interest under the plan (as defined in 26 CFR section 1.409A-1(c)(2)), including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under 26 CFR section 1.409A-1(c)(2);

(2)	Such payment is not greater than the applicable dollar amount under Code section 402(g)(1)(B); and

(3)	Such exercise of Administrator discretion is evidenced in writing no later than the date of such payment.

(g)
Notwithstanding anything herein to the contrary, the Administrator may, in its discretion, delay a payment otherwise required hereunder to a date after the designated payment date due to any of the circumstances described in (1) through (4) below, provided that the Administrator treats all payments to similarly situated Participants on a reasonably consistent basis.

(1)
In the event the Administrator reasonably anticipates that, if the payment were made as scheduled, the Employer’s deduction with respect to such payment would not be permitted due to the application of Code section 162(m), provided the delay complies with the conditions in 26 CFR section 1.409A-2(b)(7)(i).

(2)
In the event the Administrator reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law, provided the delay complies with the conditions in 26 CFR section 1.409A-2(b)(7)(ii).

(3)	Upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(4)	Upon a change in control event, provided the delay complies with conditions in 26 CFR section 1.409A-3(i)(5)(iv).

(h)
Notwithstanding anything herein to the contrary, the Administrator may provide an election to change the time or form of a payment hereunder to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC sections 4301 through 4344.

8.02.  Notice to Trustee. The Administrator will provide direction to the Trustee, as provided in the Trust agreement, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator’s notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

8.03.  Unforeseeable Emergency Withdrawals. Notwithstanding anything herein to the contrary, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of an Unforeseeable Emergency as determined by the Administrator in accordance with the requirements of and subject to the limitations provided in 26 CFR section 1.409A-3(i)(3).

Article 9. Amendment and Termination.

9.01 Amendment by Employer. The Employer reserves the authority to amend the Plan in its discretion. Any such amendment notwithstanding, no Participant’s Account shall be reduced by such amendment below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change.

9.02. Termination. The Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination. Such termination shall comply with 26 CFR section 1.409A-3(j)(4)(ix) and other applicable guidance.

Article 10. Miscellaneous.

10.01.   Communication to Participants. The Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10.02.   Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; in no event will the terms of employment or service of any individual be modified or in any way affected hereby.

10.03.   Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law and as provided pursuant to a domestic relations order (defined in Code section 414(p)(1)(B)), as determined by the Administrator. Pursuant to a domestic relations order, payments may be accelerated to a time sooner, and pursuant to a schedule more rapid, than the time and schedule applicable in the absence of the domestic relations order, provided that such payment pursuant to such order is not made to the Participant and provided further that this provision shall not be construed to provide the Participant discretion regarding whether such payment time or schedule will be accelerated.

10.04.  Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may disburse such payments, or direct the Trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.05.    Plan Records. The Administrator shall maintain the records of the Plan on a calendar-year basis.

10.06.    USERRA. Notwithstanding anything herein to the contrary, the Administrator shall permit any Participant election and make any payments hereunder required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC 4301-4334.

10.07.    Governing Law. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State in which the Employer has its principal place of business, without regard to the conflict of laws principles of such State.

Article 11. Plan Administration.

11.01. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)   To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)   To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)   To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)   To administer the claims and review procedures specified in Section 11.02;

(e)    To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)    To determine the person or persons to whom such benefits will be paid;

(g)   To authorize the payment of benefits;

(h)   To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan; and

(i)    By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.

11.02.    Claims and Review Procedures.

(a)  Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of such person’s right to bring a civil action under ERISA section 502(a) following an adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

If the claim concerns disability benefits under the Plan, the Plan Administrator must notify the claimant in writing within 45 days after the claim has been filed in order to deny it. If special circumstances require an extension of time to process the claim, the Plan Administrator must notify the claimant before the end of the 45-day period that the claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of the claim, the Plan Administrator may then only take up to another 30 days after giving the claimant notice before the end of the original 30-day extension. If the Plan Administrator gives the claimant notice that the claimant needs to provide additional information regarding the claim, the claimant must do so within 45 days of that notice.

(b) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

If the initial claim was for disability benefits under the Plan and has been denied by the Plan Administrator, the claimant will have 180 days from the date the claimant received notice of the claim’s denial in which to appeal that decision. The review will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional whom was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and identify that medical professional to the claimant.

The Plan Administrator shall provide the claimant with written notification of a plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant – the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

The CORPORATEplan for RetirementSM
EXECUTIVE PLAN

Adoption Agreement

IMPORTANT NOTE

This document has not been approved by the Department of Labor, the Internal Revenue Service or any other governmental entity. An Employer must determine whether the plan is subject to the Federal securities laws and the securities laws of the various states. An Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under the Employee Retirement Income Security Act with respect to the Employer’s particular situation. Fidelity Management Trust Company, its affiliates and employees cannot and do not provide legal or tax advice or opinions in connection with this document. This document does not constitute legal or tax advice or opinions and is not intended or written to be used, and it cannot be used by any taxpayer, for the purposes of avoiding penalties that may be imposed on the taxpayer. This document must be reviewed by the Employer’s attorney prior to adoption.

ADOPTION AGREEMENT
ARTICLE 1

1.01	PLAN INFORMATION

(a)	Name of Plan:

This is the Verso Paper Deferred Compensation Plan (the “Plan”).

(b)	Plan Status (Check one.):

(1)	Adoption Agreement effective date: 12/01/2008.

(2)	The Adoption Agreement effective date is (Check (A) or check and complete (B)):

(A)	☐ A new Plan effective date _________.

(B)	☑ An amendment and restatement of the Plan. The original effective date of the Plan was: 2/15/2007

(c)	Name of Administrator, if not the Employer:

1.02	EMPLOYER

(a)	Employer Name:	Verso Paper Holdings LLC

(b)	The term “Employer” includes the following Related Employer(s) (as defined in Section 2.01(a)(25)) participating in the Plan:

1.03	COVERAGE

(Check (a) and/or (b).)

(a)	☑ The following Employees are eligible to participate in the Plan (Check (1) or (2)):

(1)	☐	Only those Employees designated in writing by the Employer, which writing is hereby incorporated herein.
(2)	☑ Only those Employees in the eligible class described below:
Employees who are E10 or higher

(b)	☐ The following Directors are eligible to participate in the Plan (Check (1) or (2)):

(1)	☐	Only those Directors designated in writing by the Employer, which writing is hereby incorporated herein.
(2)	☐	All Directors, effective as of the later of the date in 1.01(b) or the date the Director becomes a Director.

(Note: A designation in Section 1.03(a)(1) or Section 1.03(b)(1) or a description in Section 1.03(a)(2) must include the effective date of such participation.)

1.04	COMPENSATION

(If Section 1.03(a) is selected, select (a) or (b). If Section 1.03(b) is selected, complete (c))

For purposes of determining all contributions under the Plan:

(a)	☐ Compensation shall be as defined, with respect to Employees, in the ____________________ Plan maintained by the Employer:

(1)	☐ to the extent it is in excess of the limit imposed under Code section 401(a)(17).

(2)	☐ notwithstanding the limit imposed under Code section 401(a)(17).

(b)	☑ Compensation shall be as defined in Section 2.01(a)(9) with respect to Employees (Check (1), and/or (2) below, if, and as, appropriate):

(1)	☑ but excluding the following:

The value of a qualified or non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income; Relocation Related Compensation.

(2)	☐ but excluding bonuses, except those bonuses listed in the table in Section 1.05(a)(2).

(c) ☐	Compensation shall be as defined in Section 2.01(a)(9)(c) with respect to Directors, but excluding the following:

1.05	CONTRIBUTIONS ON BEHALF OF EMPLOYEES

(a)	Deferral Contributions (Complete all that apply):

(1)	☑
Deferral Contributions. Subject to any minimum or maximum deferral amount provided below, the Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the applicable calendar year (or portion of the applicable calendar year).

Deferral Contributions	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max
Base Salary			0	85

(Note: With respect to each type of Compensation, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages.)

(2)	☑
Deferral Contributions with respect to Bonus Compensation only. The Employer requires Participants to enter into a special salary reduction agreement to make Deferral Contributions with respect to one or more Bonuses, subject to minimum and maximum deferral limitations, as provided in the table below.

	Treated As		Dollar Amount		% Amount
Deferral Contributions Type of Bonus	Performance Based	Non- Performance Based	Min	Max	Min	Max
Incentive Compensation	Yes				0	100

(Note: With respect to each type of Bonus, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages. In the event a bonus identified as a Performance-based Bonus above does not constitute a Performance-based Bonus with respect to any Participant, such Bonus will be treated as a Non-Performance-based Bonus with respect to such Participant.)

(b)	Matching Contributions (Choose (1) or (2) below, and (3) below, as applicable):

(1)	☑	The Employer shall make a Matching Contribution on behalf of each Employee Participant in an amount described below:

(A)	☐	__% of the Employee Participant’s Deferral Contributions for the calendar year.

(B)	☐	The amount, if any, declared by the Employer in writing, which writing is hereby incorporated herein.

(C)	☑ Other:	70% of the first 4% of the Participant’s Compensation contributed to the Plan plus 60% of the next 4% of the Participant’s Compensation contributed to the Plan.

(2)	☐
Matching Contribution Offset. For each Employee Participant who has made elective contributions (as defined in 26 CFR section 1.40l(k)-6 (“QP Deferrals”)) of the maximum permitted under Code section 402(g), or the maximum permitted under the terms of the __________________ Plan (the “QP”), to the QP, the Employer shall make a Matching Contribution in an amount equal to (A) minus (B) below:

(A)
The matching contributions (as defined in 26 CFR section 1.40l(m)-1(a)(2) (“QP Match”)) that the Employee Participant would have received under the QP on the sum of the Deferral Contributions and the Participant’s QP Deferrals, determined as though—

•	no limits otherwise imposed by the tax law applied to such QP match; and
•	the Employee Participant’s Deferral Contributions had been made to the QP.

(B)	The QP Match actually made to such Employee Participant under the QP for the applicable calendar year.

Provided, however, that the Matching Contributions made on behalf of any Employee Participant pursuant to this Section 1.05(b)(2) shall be limited as provided in Section 4.02 hereof.

(3)	☑ Matching Contribution Limits (Check the appropriate box(es)):

(A)	☑	Deferral Contributions in excess of 8% of the Employee Participant’s Compensation for the calendar year shall not be considered for Matching Contributions.

(B)	☐	Matching Contributions for each Employee Participant for each calendar year shall be limited to $ _____.

(c)	Employer Contributions

(1) ☐	Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Employee Participant in an amount determined as described below:

(2) ☑
Discretionary Employer Contributions. The Employer may make Employer Contributions to the accounts of Employee Participants in any amount (which amount may be zero), as determined by the Employer in its sole discretion from time to time in a writing, which is hereby incorporated herein.

1.06	CONTRIBUTIONS ON BEHALF OF DIRECTORS

(a)	☐ Director Deferral Contributions

The Employer shall make a Deferral Contribution in accordance with, and subject to, Section 4.01 on behalf of each Director Participant who has an executed deferral agreement in effect with the Employer for the applicable calendar year (or portion of the applicable calendar year), which deferral agreement shall be subject to any minimum and/or maximum deferral amounts provided in the table below.

Deferral Contributions	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max

(Note: With respect to each type of Compensation, list the minimum and maximum dollar amounts or percentages as whole dollar amounts or whole number percentages.)

(b)	Matching and Employer Contributions:

(1)	☐	Matching Contributions. The Employer shall make a Matching Contribution on behalf of each Director Participant in an amount determined as described below:

(2)	☐	Fixed Employer Contributions. The Employer shall make an Employer Contribution on behalf of each Director Participant in an amount determined as described below:

(3)	☐
Discretionary Employer Contributions. The Employer may make Employer Contributions to the accounts of Director Participants in any amount (which amount may be zero), as determined by the Employer in its sole discretion from time to time, in a writing, which is hereby incorporated herein.

1.07	DISTRIBUTIONS

The form and timing of distributions from the Participant’s vested Account shall be made consistent with the elections in this Section 1.07.

(a) (1)    Distribution options to be provided to Participants

	(A) Specified Date	(B) Specified Age	(C) Separation From Service	(D) Earlier of Separation or Age	(E) Earlier of Separation or Specified Date	(F) Disability	(G) Change in Control	(H) Death

Deferral Contribution	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

Matching Contributions	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump sum ☐ Installments

Employer Contributions	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☑ Lump Sum ☑ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum ☐ Installments	☐ Lump Sum	☐ Lump Sum ☐ Installments

(Note: If the Employer elects (F), (G), or (H) above, the Employer must also elect (A), (B), (C), (D), or (E) above, and the Participant must also elect (A), (B), (C), (D), or (E) above. In the event the Employer elects only a single payment trigger and/or payment method above, then such single payment trigger and/or payment method shall automatically apply to the Participant. If the employer elects to provide for payment upon a specified date or age, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger(s), the employer must apply a minimum deferral period, the number of years of which must be greater than the number of years required for 100% vesting in any such amounts. If the employer elects to provide for payment upon disability and/or death, and the employer applies a vesting schedule to amounts that may be subject to such payment trigger, the employer must also elect to apply 100% vesting in any such amounts upon disability and/or death.)

(2)	☐	A Participant incurs a Disability when the Participant (Check at least one if Section 1.07(a)(1)(F) or if Section 1.08(e)(3) is elected):

(A)	☐
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(B)	☐
is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

(C)	☐	is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

(D)	☐
is determined to be disabled pursuant to the following disability insurance program: _________ the definition of disability under which complies with the requirements in regulations under Code section 409A.

(Note: If more than one box above is checked, then the Participant will have a Disability if he satisfies at least one of the descriptions corresponding to one of such checked boxes.)

(3)	☐
Regardless of any payment trigger and, as applicable, payment method, to which the Participant would otherwise be subject pursuant to (1) above, the first to occur of the following Plan-level payment triggers will cause payment to the Participant commencing pursuant to Section 1.07(c)(1) below in a lump sum, provided such Plan-level payment trigger occurs prior to the payment trigger to which the Participant would otherwise be subject.

Payment Trigger

(A) ☐	Separation from Service prior to:
____________________________________________
(B) ☐	Separation from Service
(C) ☐	Death
(D) ☐	Change in Control

(b)	Distribution Election Change

A Participant

(1) ☑ shall

(2)  ☐       shall not

be permitted to modify a scheduled distribution election in accordance with Section 8.01(b) hereof.

(c)	Commencement of Distributions

(1)	Each lump sum distribution and the first distribution in a series of installment payments (if applicable) shall commence as elected in (A), (B) or (C) below:

(A) ☑	Monthly on the 15th day of the month which day next follows the applicable triggering event described in 1.07(a).

(B) ☐
Quarterly on the ____ day of the following months _____________, ______________, _________, or ________________ (list one month in each calendar quarter) which day next follows the applicable triggering event described in 1.07(a).

(C) ☐	Annually on the _____ day of __________________ (month) which day next follows the applicable triggering event described in 1.07(a).

(Note: Notwithstanding the above: a six-month delay shall be imposed with respect to certain distributions to Specified Employees; a Participant who chooses payment on a Specified Date will choose a month, year or quarter (as applicable) only, and payment will be made on the applicable date elected in (A), (B) or (C) above that falls within such month, year or quarter elected by the Participant.)

(2)	The commencement of distributions pursuant to the events elected in Section 1.07(a)(1) and Section 1.07(a)(3) shall be modified by application of the following:

(A) ☐	Separation from Service Event Delay – Separation from Service will be treated as not having occurred for ______ months after the date of such event.

(B) ☐
Plan Level Delay – all distribution events (other than those based on Specified Date or Specified Age) will be treated as not having occurred for ______ days (insert number of days but not more than 30).

(d)	Installment Frequency and Duration

If installments are available under the Plan pursuant to Section 1.07(a), a Participant shall be permitted to elect that the installments will be paid (Complete 1 and 2 below):

(1)       at the following intervals:

(A) ☐	Monthly commencing on the day elected in Section 1.07(c)(1).
(B) ☑	Quarterly commencing on the day elected in Section 1.07(c)(1) (with payments made at three-month intervals thereafter).

(C) ☑	Annually commencing on the day elected in Section 1.07(c)(1).

(2)	over the following term(s) (Complete either (A) or (B)):

(A) ☑	Any term of whole years between 1 (minimum of 1) and 20 (maximum of 30).

(B) ☐	Any of the whole year terms selected below.

☐ 1	☐ 2	☐ 3	☐ 4	☐ 5	☐ 6
☐ 7	☐ 8	☐ 9	☐ 10	☐ 11	☐ 12
☐ 13	☐ 14	☐ 15	☐ 16	☐ 17	☐ 18
☐ 19	☐ 20	☐ 21	☐ 22	☐ 23	☐ 24
☐ 25	☐ 26	☐ 27	☐ 28	☐ 29	☐ 30

(Note: Only elect a term of one year if Section 1.07(d)(1)(A) and/or Section 1.07(d)(1)(B) is elected above.)

(e)	Conversion to Lump Sum

☐
Notwithstanding anything herein to the contrary, if the Participant’s vested Account at the time such Account becomes payable to him hereunder does not exceed $ __ distribution of the Participant’s vested Account shall automatically be made in the form of a single lump sum at the time prescribed in Section 1.07(c)(1).

(f)	Distribution Rules Applicable to Pre-effective Date Accruals

☐
Benefits accrued under the Plan (subject to Code section 409A) prior to the date in Section 1.01(b)(1) above are subject to distribution rules not described in Section 1.07(a) through (e), and such rules are described in Attachment A Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES.

1.08	VESTING SCHEDULE

(a)	(1)
The Participant’s vested percentage in Matching Contributions elected in Section 1.05(b) shall be based upon the following schedule and unless Section 1.08(a)(2) is checked below will be based on the elapsed time method as described in Section 7.03(b).

Years of Service	Vesting %
0	100
1	100

(2)	☐ Vesting shall be based on the class year method as described in Section 7.03(c).

(b)	(1)
The Participant’s vested percentage in Employer Contributions elected in Section 1.05(c) shall be based upon the following schedule and unless Section 1.08(b)(2) is checked below will be based on the elapsed time method as described in Section 7.03(b).

Years of Service	Vesting %
0	100
1	100

(2)	☐ Vesting shall be based on the class year method as described in Section 7.03(c).

(c)	☐ Years of Service shall exclude (Check one.):

(1) ☐	for new plans, service prior to the Effective Date as defined in Section 1.01(b)(2)(A).

(2) ☐	for existing plans converting from another plan document, service prior to the original Effective Date as defined in Section 1.01(b)(2)(B).

(Note: Do not elect to apply this Section 1.08(c) if vesting is based only on the class year method.)

(d) ☐
Notwithstanding anything to the contrary herein, a Participant will forfeit his Matching Contributions and Employer Contributions (regardless of whether vested) upon the occurrence of the following event(s):

___________________________________________________________________________

___________________________________________________________________________

(Note: Contributions with respect to Directors, which are 100% vested at all times, are subject to the rule in this subsection (d).)

(e)	A Participant will be 100% vested in his Matching Contributions and Employer Contributions upon (Check the appropriate box(es)):

(1) ☐	Retirement eligibility is the date the Participant attains age ___ and completes ___ Years of Service, as defined in Section 7.03(b).

(2) ☐	Death.

(3) ☐	The date on which the Participant becomes disabled, as determined under Section 1.07(a)(2).

(Note: Participants will automatically vest upon Change in Control if Section 1.07(a)(1)(G) is elected.)

(f) ☐	Years of Service in Section 1.08 (a)(1) and Section 1.08 (b)(1) shall include service with the following employers:

__________________________________________________________________

__________________________________________________________________

1.09	INVESTMENT DECISIONS

A Participant’s Account shall be treated as invested in the Permissible Investments as directed by the Participant unless otherwise provided below:

________________________________________________________________________

________________________________________________________________________

1.10	ADDITIONAL PROVISIONS

The Employer may elect Option below and complete the Superseding Provisions Addendum to describe overriding provisions that are not otherwise reflected in this Adoption Agreement.

☑	The Employer has completed the Superseding Provisions Addendum to reflect the provisions of the Plan that supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

EXECUTION PAGE
(Fidelity’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 1 day of DECEMBER, 2008.

Employer	VERSO PAPER HOLDINGS LLC

By

Title	VICE PRESIDENT HUMAN RESOURCES

EXECUTION PAGE
(Employer’s Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 1 day of DECEMBER, 2008.

Employer	VERSO PAPER HOLDINGS LLC

By

Title	VICE PRESIDENT HUMAN RESOURCES

AMENDMENT EXECUTION PAGE
(Fidelity’s Copy)

Plan Name:	Verso Paper Deferred Compensation Plan (the “Plan”)

Employer:	Verso Paper

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

AMENDMENT EXECUTION PAGE
(Employer’s Copy)

Plan Name:	Verso Paper Deferred Compensation Plan (the “Plan”)

Employer:	Verso Paper

(Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.)

Section Amended	Effective Date

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date below.

Employer:

By:

Title:

Date:

ATTACHMENT A

Re: PRE EFFECTIVE DATE ACCRUAL DISTRIBUTION RULES

Plan Name:	Verso Paper Deferred Compensation Plan (the “Plan”)

ATTACHMENT B

Re: SUPERSEDING PROVISIONS
for

Plan Name:	Verso Paper Deferred Compensation Plan (the “Plan”)

(a)	Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document as described below:

1.
Section 1.05(b)(1) is amended by adding the following sentence at the end thereof to read as follows: “The Employer shall make a Matching Contribution on behalf of each Participant in an amount equal to the following percentage of a Participant’s Deferral Contributions determined separately with respect to each payroll period ending with or within each month of the Plan Year”.

2.	Section 1.05(b)(1)(C) is amended by adding the following to the end thereof:

Notwithstanding the above, a Participant shall not be entitled to a Matching Contribution with respect to the Participant’s Deferral Compensation for a payroll period, if and to the extent, such Participant is entitled to an employer matching contribution under the Verso Paper Retirement Savings Plan for Non-Union Employees (RSP), determined on a per percentage basis, for such same payroll period. The maximum aggregate employer matching contribution to this Plan and RSP shall be the amount set forth above in this Section 1.05(b)(1)(C), with matching contributions to RSP given priority. In no event shall the Matching Contribution under this Plan exceed 100% of the matching contribution that would be provided under the RSP absent any plan-based restrictions that reflect limits on qualified plan contributions under the Internal Revenue Code.

3.
Notwithstanding anything to the contrary in Section 1.07(a)(3)(C), if the Participant dies before his or her benefit has been fully distributed, the Participant’s benefit shall be paid to the Participant’s Beneficiary in a lump sum distribution.

VERSO PAPER DEFERRED COMPENSATION PLAN
AMENDMENT

WHEREAS, Verso Paper Holdings LLC (hereinafter the “Employer”) intends to amend the Verso Paper Deferred Compensation Plan (hereinafter the “Plan”) to suspend, effective as of April 10, 2009 and until such time as the Employer otherwise directs, all matching contributions that would otherwise be made on behalf of all Plan Participants.

NOW, THEREFORE, BY THIS INSTRUMENT, the Employer amends the Plan in the following respects:

FIRST CHANGE

Effective April 10, 2009, the following provision is added to Attachment B (“Superseding Provisions”) of the Adoption Agreement and supersedes all provisions to the contrary:

Notwithstanding anything in this Attachment B or the Adoption Agreement to the contrary, effective April 10, 2009, no further Matching Contributions shall be made to the Plan. Accordingly, as of such date, the percentage specified in Section 1.05(b)(1)(C) of the Adoption Agreement shall be 0% rather than 70%.

EFFECTIVE DATE OF AMENDMENT

The Employer adopts this Amendment effective as of April 10, 2009.

ADOPTION OF THE AMENDMENT

On the date noted below, the Employer hereby adopts this Amendment, and ratifies and confirms the Plan as amended in all respects.

Verso Paper Holdings LLC
	Date:	4-6-09
Ricardo Moncada, Authorized Representative

SECOND AMENDMENT
TO
VERSO PAPER DEFERRED COMPENSATION PLAN

Verso Paper Holdings LLC (the “Employer”) adopted the Verso Paper Deferred Compensation Plan (the “Original Plan”), which consisted of The CORPORATEplan for RetirementSM Executive Plan, Basic Plan Document, effective as of February 15, 2007 (the “Basic Plan Document”); as amended and restated by the Adoption Agreement effective as of December 1, 2008 (the “Adoption Agreement).

WHEREAS, the Original Plan was further amended by the Verso Paper Deferred Compensation Plan Amendment effective as of April 10, 2009 (the Original Plan, as so amended, is referred to as the “Plan”);

WHEREAS, Section 9.01 of the Basic Plan Document provides for the amendment of the Plan by the Employer; and

WHEREAS, the Employer wishes to amend the Plan.

NOW, THEREFORE, effective as of January 1, 2010, the Plan is amended as follows:

1.           Section 1.05(c)(2) of the Adoption Agreement is amended by adding the following sentence to the end of said Section:

Effective for Plan Years beginning on and after January 1, 2010, the Employer may designate Discretionary Employer Contributions as pursuant to the Executive Retirement Program (ERP) sponsored by the Employer, the terms of which are hereby incorporated by reference.  The Employer’s designation shall be in writing and shall be made prior to the first day of the Plan Year for which such contributions relate (the “ERP Contribution”).

2.           Section 1.07 of the Adoption Agreement is amended by adding the following new subsection (g) to the end of said Section:

(g)         Executive Retirement Program 2010 Transition

Notwithstanding anything herein to the contrary, with respect to any ERP Contribution during the 2010 Plan Year, the following shall apply:  The ERP Contribution shall be distributed from the Plan to each applicable Participant in a lump sum payment on February 1, 2012 (or as soon as administratively feasible thereafter), or, if earlier, upon the Participant’s Separation from Service (subject to the six-month delay rule set forth in Section 1.07(c) of the Adoption Agreement).  The Participant shall have the right to modify the distribution date specified above in accordance with Section 1.07(b) of the Adoption Agreement.

3.           Section 1.05(b)(1)(C) of the Adoption Agreement is amended to reinstate Matching Contributions under the Plan as of January 1, 2010, and thus to read as follows:

(C)	☒ Other:	70% of the first 4% of the Participant’s Compensation contributed to the Plan plus 60% of the next 4% of the Participant’s Compensation contributed to the Plan.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officer this 23rd day of December, 2009.

VERSO PAPER HOLDINGS LLC

By:	/s/ Ricardo Moncada
Name:	Ricardo Moncada
Title:	Vice President of Human Resources

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